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                                                                   EXHIBIT 99(i)


                                 August 16, 2000



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

                  Re:      PERFORMANCE FUNDS TRUST (File Nos. 33-46488 and
                           811-6603)

Dear Sir/Madam:

                  As counsel to Performance Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 15 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective on August 31, 2000 pursuant to paragraph (b).

                  Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

                  It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable and we hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 15 to Registration No. 33-46488.

                                                  Sincerely,


                                                  PAUL, WEISS, RIFKIND
                                                   WHARTON & GARRISON